Exhibit 99.2

Silo Pharma Announces Closing of $2 Million Public Offering

SARASOTA, FL, May 16, 2025 (GLOBE NEWSWIRE) -- Silo Pharma, Inc. (Nasdaq: SILO) (“Silo” or the “Company”), a developmental stage biopharmaceutical company focused on novel therapeutics and drug delivery systems, closed on the previously announced public offering of 3,333,338 shares of common stock (or pre-funded warrants in lieu thereof), together with series A-1 warrants (“Series A-1 Warrants”) to purchase up to 3,333,338 shares of common stock and series A-2 warrants (“Series A-2 Warrants”) to purchase up to 3,333,338 shares of common stock at a combined public offering price of $0.60 per share (or pre-funded warrant in lieu thereof) and associated Series A-1 Warrant and Series A-2 Warrant. The Series A-1 Warrants have an exercise price of $0.60 per share, are exercisable upon issuance and expire five years thereafter. The Series A-2 Warrants have an exercise price of $0.60 per share, are exercisable upon issuance and expire eighteen months thereafter.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $2 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general working capital purposes.

A registration statement on Form S-1 (File No. 333-286777) relating to the securities described above has been filed with the Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on May 15, 2025. The offering will be made only by means of a prospectus, which is part of the effective registration statement. A final prospectus relating to the offering has been filed with the SEC on May 16, 2025. Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Silo Pharma

Silo Pharma Inc. (Nasdaq: SILO) is a developmental stage biopharmaceutical company focused on addressing underserved conditions, including stress-induced psychiatric disorders, chronic pain, and central nervous system (CNS) diseases. The Company’s portfolio includes innovative programs such as SPC-15 for PTSD, SP-26 for fibromyalgia and chronic pain, and preclinical assets targeting Alzheimer’s disease and multiple sclerosis. Silo’s research is conducted in collaboration with leading universities and laboratories. silopharma.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, and similar expressions that are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of Silo Pharma, Inc. (“Silo” or “the Company”) to differ materially from the results expressed or implied by such statements, including statements pertaining to the intended use of proceeds from the offering, changes to anticipated sources of revenues, future economic and competitive conditions, difficulties in developing the Company’s technology platforms, retaining and expanding the Company’s customer base, fluctuations in consumer spending on the Company’s products and other factor. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company disclaims any obligations to publicly update or release any revisions to the forward-looking information contained in this presentation, whether as a result of new information, future events, or otherwise, after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.

Contact

800-705-0120

investors@silopharma.com